Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 20, 2013, in Amendment No. 6 to the Registration Statement (Form N-2 No. 333-187381) and related Prospectus of Ares Multi-Strategy Credit Fund, Inc. for the registration of 5,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, CA

October 25, 2013